Exhibit 4-C-6

                            HARTMARX CORPORATION

          SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


                  This SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of October 15, 2001 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent and Collateral Agent for Lenders ("Managing Agent"), and THE BANK OF NEW YORK and BANK OF AMERICA, N.A., as co-agents (collectively, the "Co-Agents"), and, for purposes of Section 4 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain Amended and Restated Credit Agreement dated as of August 18, 1999 among Borrower, Lenders, Managing Agent and Co-Agents (as amended, the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.

                                  RECITALS

                  WHEREAS, Borrower has requested that Requisite Lenders amend certain provisions of the Credit Agreement, including but not limited to the minimum excess availability requirements, provisions relating to the delivery of certain collateral documents and certain financial covenants set forth in subsection 7.15;

                  WHEREAS, Borrower and Requisite Lenders have agreed that the Credit Agreement shall be amended as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.        AMENDMENTS TO THE CREDIT AGREEMENT AND RELATED MATTERS

1.1      Amendments to Section 1 of the Credit Agreement

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

                  "Sixth Amendment" shall mean that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of October 15, 2001 by and among Borrower, Managing Agent, Co-Agents and Lenders.

                  "Sixth Amendment Effective Date" shall have the meaning set forth in the Sixth Amendment.

         B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Interest Payment Date,"
"Refinancing Indebtedness" and "Required Excess Available Amount" in their entirety and substituting the following therefor:

                  "'Interest Payment Date' means (i) with respect to any Index Rate Loan, the first day of each month, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than 30 days, `Interest Payment Date' shall also include the date that is the first day of each month after the commencement of such Interest Period and the last day of such Interest Period.

                  'Refinancing Indebtedness' means unsecured senior, senior subordinated or subordinated Indebtedness of the Borrower in an aggregate principal amount of up to $50,000,000, the proceeds of which are used, to refinance all or a portion of the Loans, and to pay fees, penalties, premiums and expenses related to the foregoing, the terms and conditions of such Indebtedness, including all intercreditor and other documentation with respect thereto, to be in form and substance satisfactory to Managing Agent and Requisite Lenders; provided that, notwithstanding anything herein to the contrary, the Illinois Real Estate Financing and the Indiana Real Estate Financing shall be deemed to be `Refinancing Indebtedness' to the extent the respective proceeds thereof have been applied to repay the Senior Subordinated Notes.

                  'Required Excess Availability Amount' shall mean the Excess Availability amount required to be maintained by the Borrower as set forth below opposite the applicable monthly period and as adjusted as provided in the proviso hereto:


------------------------------------------------------------------- ----------------------------
                              Period                                     Required Excess
                                                                        Availability Amount
------------------------------------------------------------------- ----------------------------
------------------------------------------------------------------- ----------------------------
October 15, 2001 - November 12, 2001                                $25.0 million
------------------------------------------------------------------- ----------------------------
------------------------------------------------------------------- ----------------------------
November 13, 2001 - November 26, 2001                               $35.0 million
------------------------------------------------------------------- ----------------------------
------------------------------------------------------------------- ----------------------------
November 27, 2001 - December 13, 2001                               $40.0 million
------------------------------------------------------------------- ----------------------------
------------------------------------------------------------------- ----------------------------
December 14, 2001 - January 14, 2002                                $65.0 million
------------------------------------------------------------------- ----------------------------
------------------------------------------------------------------- ----------------------------
January 15, 2002 - January 30, 2002                                 $30.0 million
------------------------------------------------------------------- ----------------------------
------------------------------------------------------------------- ----------------------------
January 31, 2002 and thereafter                                     $15.0 million
------------------------------------------------------------------- ----------------------------


; provided that for the periods prior to December 14, 2001, the Required Excess Availability Amount shall be increased by the amount of any Additional Liquidity Proceeds that have been received by the Borrower or its Subsidiaries on or prior to December 14, 2001."

1.2      Amendments to Subsection 2.2A of the Credit Agreement

         A. Subsection 2.2A of the Credit Agreement is hereby amended by deleting the third and fourth paragraphs of Subsection 2.2A in their entirety and substituting the following therefor:

                  "The "Applicable Margin" for each (i) Index Rate Loan shall be (x) 1.00% for all periods prior to the Sixth Amendment Effective Date and (y) 2.00% for all relevant periods thereafter, and (ii) LIBOR Rate Loan shall be (x) 2.00% for all periods prior to the Third Amendment Effective Date, (y) 2.50% for all relevant periods thereafter and prior to the Sixth Amendment Effective Date and (z) 3.50% for all relevant periods thereafter.

                  Each Tranche C Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Index Rate plus (i) 5.00% per annum for all periods prior to the Sixth Amendment Effective Date and (ii) 5.50% per annum for all relevant periods thereafter. The basis for determining the interest rate with respect to any Tranche C Term Loan may not be changed at any time, and in no event shall any Tranche C Term Loan bear interest at a rate determined by reference to the Adjusted LIBOR Rate."

1.3      Amendment to Subsection 2.2E of the Credit Agreement

         Subsection 2.2E of the Credit Agreement is hereby amended by adding the following paragraph after the first paragraph thereof:

                  "Borrower acknowledges and agrees that prior to the execution and delivery of the Sixth Amendment certain events occurred which entitled Managing Agent or Requisite Lenders to give the notice contemplated by subsection 2.2E(ii) to Borrower and that if the Sixth Amendment Effective Date did not occur and such notice were given, among other things, Borrower would not be entitled to request LIBOR Rate Loans pursuant to the Credit Agreement. In order to, among other things, induce Requisite Lenders to enter into the Sixth Amendment, Borrower agrees that during the period from and after the earlier of October 8, 2001 and the Sixth Amendment Effective Date until such date as Requisite Lenders in their sole discretion shall agree in writing, Borrower shall not be entitled to request a LIBOR Rate Loan or any continuation thereof."

1.4      Amendments to Subsection 2.4 of the Credit Agreement

         A. Subsection 2.4A(iii)(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "(b) Prepayments Due to Certain Refinancing Indebtedness. On any date on or after the Sixth Amendment Effective Date of receipt by Borrower or any of its Subsidiaries of the proceeds of Refinancing Indebtedness (other than Refinancing Indebtedness constituting Liquidity Proceeds or Additional Liquidity Proceeds except to the extent provided in Subsection 2.4A(iii)(d)), Borrower shall repay the Swing Line Loans and the Revolving Loans in an amount equal to the amount of such proceeds. Any mandatory prepayment of the Loans pursuant to this subsection 2.4A(iii)(b) shall be applied as provided in subsection 2.4A(iv), except that the Revolving Loan Commitments will not be reduced as a result of such prepayment."

         B. Subsection 2.4A(iii)(d) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "(d) Prepayments from Liquidity Proceeds and Additional Liquidity Proceeds. Immediately upon receipt by Borrower of Liquidity Proceeds or Additional Liquidity Proceeds pursuant to subsection 6.15 prior to January 15, 2002, Borrower shall prepay the Swing Line Loans and the Revolving Loans in any amount equal to the amount of such proceeds; provided that, if and to the extent Liquidity Proceeds described in clause
(i) of the definition thereof are applied to repay Senior Subordinated Notes in accordance with subsection 7.5(vi) on or prior to December 21, 2001 Borrower shall not be required to repay Swing Line Loans or Revolving Loans with such Liquidity Proceeds. Any mandatory prepayment of the Loans pursuant to this subsection 2.4A(iii)(d) shall be applied as provided in subsection 2.4A(iv), except that the Revolving Loan Commitments will not be reduced as a result of such prepayment."

         C. Subsection 2.4A(iii) of the Credit Agreement is hereby amended to add the following paragraph as paragraph (f) thereof in its entirety and substituting the following therefor:

                  "(f) Prepayments Pursuant to Mortgages. On any date on or after the Sixth Amendment Effective Date of receipt by Borrower or any of its Subsidiaries of any insurance or condemnation proceeds pursuant to any Mortgage that Collateral Agent has determined to be applied to the Obligations in accordance with the relevant Mortgage, Borrower shall repay the Swing Line Loans and the Revolving Loans in an amount equal to the amount of such proceeds, it being understood that the Commitments shall not be permanently reduced pursuant to subsection 2.4A(iv) as a result of such payments."

1.5      Amendments to Subsection 6.8 of the Credit Agreement

         A. Subsection 6.8(iv)(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "(b) Collateral Agent, in its sole discretion may review or have an outside consultant selected by Collateral Agent review, upon reasonable notice and at any time, the quality and amount of Inventory; it being understood that as soon as practicable following the date of the Sixth Amendment, the Borrower shall commence and complete at its sole expense an update satisfactory to Collateral Agent of the inventory appraisal conducted in June, 2001 and that the first such review conducted during any fiscal quarter shall be at the Borrower's sole expense."

         B. Subsection 6.8 of the Credit Agreement is hereby amended by adding the following clause (vi) at the end thereof:

                  "(vi) Borrower shall deliver to Collateral Agent, in form and detail satisfactory to Collateral Agent, on or prior to the second Business Day of each week during the period from the Sixth Amendment Effective Date to January 31, 2002, a weekly cash budget."

1.6      Amendments to Subsection 6.14 of the Credit Agreement

                  Subsection 6.14 of the Credit Agreement is hereby amended by deleting the first sentence of the first paragraph thereof in its entirety and substituting the following therefor:

                  "On or prior to October 15, 2001 (or, in the case of the Mortgage relating to the Easton, Pennsylvania property, October 26, 2001) or such later date determined by the Collateral Agent to be necessary or advisable, Borrower shall have delivered fully executed and notarized Mortgages ("Third Amendment Mortgages"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in the properties listed on Exhibit A and Exhibit B attached to the Third Amendment (any such property, together with any property described in the proviso of this sentence, "Third Amendment Mortgage Property")."

1.7      Amendments to Subsection 6.15 of the Credit Agreement

         A. Subsection 6.15 of the Credit Agreement is hereby amended by deleting the first paragraph of subsection 6.15 in its entirety and substituting the following therefor:

                  "During the period from the Third Amendment Effective Date to December 14, 2001, Borrower shall receive not less than $10,000,000 of net cash proceeds from any of the following transactions in the aggregate (such proceeds in the aggregate, received from such sources, whether received on, prior to or after such date and prior to January 15, 2002, being the "Liquidity Proceeds"): (i) Indebtedness secured by Liens on any of the properties listed in Exhibit B to the Third Amendment permitted under subsection 7.1(xv) hereof, (ii) the sale of the capital stock of Austin Reed or other Asset Sales permitted under subsection 7.7 hereof,
(iii) the issuance by Borrower of its common or preferred equity securities pursuant to documentation delivered to Managing Agent and Lenders and in form and substance satisfactory to Managing Agent; provided that all net cash proceeds from all transactions described in this sentence of subsection 6.15 shall be immediately applied to repay Loans in accordance with this Agreement or, solely in the case of Liquidity Proceeds received on or prior to December 21, 2001 in connection with a transaction described in clause (i) above, to redeem Senior Subordinated Notes in accordance with subsection 7.5(vi) hereof; provided further, for purposes of this sentence, all Additional Liquidity Proceeds received in excess of $25,000,000 shall be deemed to be Liquidity Proceeds. In addition to the receipt of Liquidity Proceeds as provide in the preceding sentence, during the period from the Sixth Amendment Effective Date to December 14, 2001, Borrower shall receive not less than $25,000,000 of net cash proceeds from the issuance by Borrower of its common or preferred equity securities pursuant to documentation delivered to Managing Agent and Lenders and in form and substance satisfactory to Managing Agent or from the issuance of Refinancing Indebtedness (such proceeds in the aggregate, received from such sources, excluding any Liquidity Proceeds, the "Additional Liquidity Proceeds"). In furtherance but not in limitation of Borrower's obligations pursuant to the preceding sentence, (a) on or prior to October 26, 2001, Borrower shall have received a bona fide proposal letter or letter of interest to provide not less than $25,000,000 of Additional Liquidity Proceeds from a Person that has the financial ability to provide such Additional Liquidity Proceeds, which letter shall be in form and substance acceptable to Managing Agent and a copy of which shall be delivered to Managing Agent and Lenders on or prior to such date, and (b) on or prior to November 26, 2001 Borrower shall have received a binding commitment letter to provide not less than $25,000,000 of Additional Liquidity Proceeds from a Person that has the financial ability to provide such Additional Liquidity Proceeds, which letter shall be in form and substance acceptable to Managing Agent and a copy of which shall be delivered to Managing Agent and Lenders on or prior to such date. Borrower represents that it has received not less than $3,700,000 of Liquidity Proceeds contemplated by this subsection 6.15 on or prior to the Sixth Amendment Effective Date."

         B. Subsection 6.15 of the Credit Agreement is hereby amended by deleting the phrase "On or prior to September 17, 2001" set forth in the first sentence of the paragraph of subsection 6.15 that appears after the first paragraph thereof and substituting "On or prior to October 12, 2001" therefor.

1.8      Amendments to Subsection7.1

                  Subsection 7.1(xii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "(xii) Borrower and its Subsidiaries may incur and remain liable with respect to Refinancing Indebtedness in an aggregate principal amount not in excess of $50,000,000 with the prior written consent of Managing Agent and Requisite Lenders; provided that after giving effect to the incurrence of such Refinancing Indebtedness, Excess Availability shall not be less than the Required Excess Availability Amount as of the date of such incurrence; provided further that proceeds of any such Refinancing Indebtedness shall be applied as required by subsection 2.4A (iii);"

1.9      Amendments to Subsection 7.5

         A. Subsection 7.5(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting "(iii) [Intentionally omitted]" therefor.

         B. Subsection 7.5(vi) and 7.5(vii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "(vi) Repay the Senior Subordinated Notes an aggregate amount not to exceed $8,000,000 with the proceeds of Indebtedness received on or prior to December 21, 2001 and secured by Liens on any of the properties listed on Exhibit B to the Third Amendment permitted under subsection 7.1(xv) hereof; and (vii) in addition to transactions permitted by clauses (iii), (v) and (vi) above, use cash on hand to redeem or repurchase the Senior Subordinated Notes in full; provided that Excess Availability as of the date of such redemption and repurchase shall not be less than the Required Excess Availability Amount; provided further that on or prior to the date of such redemption or repurchase, as the case may be, and, prior to such redemption or repurchase, Managing Agent shall have received an Officer's Certificate of Borrower, in form and substance satisfactory to Managing Agent, confirming such Excess Availability and the satisfaction of any other requirements of this subsection 7.5(vii), in reasonable detail as of such date."

1.10     Amendments to Subsection 7.6

                  Subsection 7.6 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefore:

         "A. Minimum Consolidated Debt Service Coverage Ratio. Borrower shall not permit the Consolidated Debt Service Coverage Ratio for any four consecutive fiscal quarter period ending as of the last day of any fiscal quarter set forth below to be less than the correlative ratio indicated:

-------------------------------------------- --------------------------------------
Period                                       Minimum Consolidated Debt Service
                                             Coverage Ratio
-------------------------------------------- --------------------------------------

May 31, 2001                                               1.25:1.00
-------------------------------------------- --------------------------------------

August 31, 2001                                            0.12:1.00
-------------------------------------------- --------------------------------------

August 31, 2002                                            1.10:1.00
-------------------------------------------- --------------------------------------

November 30, 2002 and thereafter                           1.25:1.00
-------------------------------------------- --------------------------------------


         B. Maximum Consolidated Leverage Ratio. Borrower shall not permit the Consolidated Leverage Ratio for any twelve consecutive month period ending on the last day of any fiscal quarter set forth below to be more than the correlative ratio indicated:

--------------------------------------------- -------------------------------------
Period                                        Maximum Consolidated Leverage Ratio
--------------------------------------------- -------------------------------------

May 31, 2001                                                6.60:1.00
--------------------------------------------- -------------------------------------

August 31, 2001                                            18.20:1.00
--------------------------------------------- -------------------------------------

November 30, 2002 and thereafter                            5.50:1.00
--------------------------------------------- -------------------------------------


         C. Minimum Consolidated Adjusted EBITDA. Borrower shall not permit its Consolidated Adjusted EBITDA for the period commencing on September 1, 2001 and ending as of the last day of such month set forth below to be less (or, in the case of a loss, to be a greater loss) than the correlative amount indicated:

--------------------------------------------- -------------------------------------
Period                                        Minimum Consolidated Adjusted EBITDA
--------------------------------------------- -------------------------------------

October 31, 2001                                           $1,300,000
--------------------------------------------- -------------------------------------

November 30, 2001                                          $2,500,000
--------------------------------------------- -------------------------------------

December 31, 2001                                         $(1,700,000)
--------------------------------------------- -------------------------------------

January 31, 2002                                          $(3,600,000)
--------------------------------------------- -------------------------------------

February 28, 2002                                          $9,500,000
--------------------------------------------- -------------------------------------


                  Borrower shall not permit its Consolidated Adjusted EBITDA to be less than $15,000,000 for the period commencing on September 1, 2001 and ending on May 31, 2002.

                  As soon as available and in any event within thirty days after the end of each month or quarter period, as the case may be, during which this subsection 7.6C is applicable (or, in the case of the period ending November 30, 2001, by January 10, 2002), Borrower shall deliver to Managing Agent and Lenders a compliance certificate in form and substance satisfactory to Managing Agent setting forth its Consolidated Adjusted EBITDA for the applicable monthly or quarterly period, as the case may be, and stating whether or not Borrower is in compliance with this subsection 7.6C as of the end of such period."

1.11     Amendments to Subsection 7.7

                  Subsection 7.7(iv) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "Borrower and its Subsidiaries may make Asset Sales having a net book value not in excess of $1,500,000 in the aggregate during any Fiscal Year; provided that all of the total consideration received shall be Cash or Cash Equivalents; provided further that the proceeds of all such Asset Sales shall be applied as required by subsection 2.4A(iii)(a) or as permitted under subsection 6.15; provided further, that, for all purposes of this Credit Agreement, any sale of real property by Borrower or any of its Subsidiaries shall be deemed to be an Asset Sale and no particular Asset Sale involving assets with a book value of more than $250,000 shall be permitted without the consent of Managing Agent; and"

1.12     Approval of Certain Collateral Documents

                  By their execution and delivery of this Amendment, Requisite Lenders hereby consent to the form of the Amended and Restated Security Agreement, the Amended and Restated Intercompany Note Security Agreement, the Mortgage and the Environmental Indemnity Agreement attached hereto as Annexes I, II, III and IV, respectively. Borrower and Requisite Lenders agree that each such agreement and any other agreement or power of attorney annexed to such agreement that is executed and delivered shall constitute a Collateral Document and a Loan Document.

Section 2.        CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Sixth Amendment Effective Date"):

         A. On or before the Sixth Amendment Effective Date, Borrower shall deliver to Lenders (or to Managing Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Sixth Amendment Effective Date:

                  1. Resolutions of the Board of Directors of each Credit Party approving and authorizing the execution, delivery, and performance of this Amendment and the Loan Documents executed by such Credit Party in connection herewith, certified as of the Sixth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  2. Signature and incumbency certificates of its officers executing this Amendment and the Loan Documents executed by each Credit Party in connection herewith;

                  3. Executed copies of this Amendment; and

                  4. Executed copies of the Amended and Restated Security Agreement, the Amended and Restated Intercompany Note Security Agreement and executed originals of the Third Amendment Mortgages except the Third Amendment Mortgage relating to the Easton, Pennsylvania property and, except to the extent deemed necessary or advisable by the Collateral Agent, the requirements of subsection 6.14A(i) and (ii) shall have been satisfied with respect to each such Third Amendment Mortgage.

         B. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for Borrower, in form and substance reasonably satisfactory to Managing Agent and its counsel, dated as of the Sixth Amendment Effective Date and setting forth substantially the matters in the opinions designated in Annex V to this Amendment, with respect to the enforceability of this Agreement (as hereinafter defined) and as to such other matters as Managing Agent acting on behalf of Lenders may reasonably request.

         C. On or before the Sixth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Managing Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Managing Agent and such counsel, and Managing Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Managing Agent may reasonably request.

         D. On or before the Sixth Amendment Effective Date, Managing Agent and Requisite Lenders shall have delivered to Managing Agent an executed original or telefacsimile of a counterpart of this Amendment and the Loan Documents executed by Managing Agent in connection herewith.

         E. The Managing Agent shall have received an amendment fee in accordance with the fee letter executed by the Borrower for distribution to each Lender who is a signatory hereto in accordance with each Lender's respective Pro Rata Share of the Commitments.

Section 3.        REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 2 of this Amendment, each of the following is true and correct:

                  (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

                  (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof and as of the Sixth Amendment Effective Date to the same extent as though made on and as of the date hereof and as of the Sixth Amendment Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

                  (c) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment, to consummate the transactions contemplated by this Amendment and the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents;

                  (d) the execution of this Amendment, and the consummation of the transactions contemplated by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

                  (e) the execution and delivery by Borrower and the Guarantors of this Amendment, and the consummation of the transactions contemplated by this Amendment by Borrower and the Guarantor, does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, any constating documents of Borrower, the Guarantors or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any or their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.

Section 4.        GUARANTORS

                  Each of the Guarantors consents to this Amendment and acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder (as confirmed and/or amended herein) shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any future amendment or modification of this Agreement or any other Loan Document.

Section 5.        MISCELLANEOUS

5.1      References to and Effect on the Credit Agreement and Other Loan
         Documents

         A. On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" , "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

         B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

         C. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

5.2      Fees and Expenses

                  Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

5.3      Headings

                  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.4      Applicable Law

                  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

5.5      Counterparts

                  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                [Remainder of page intentionally left blank]







                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                 BORROWER:

                                 HARTMARX CORPORATION


                                By: /s/ Glenn R. Morgan
                                   --------------------------------------------
                                   Glenn R. Morgan, Executive Vice President and Chief Financial Officer



                                GUARANTORS:


                                HMX Sportswear, Inc.
                                 (formerly known as American Apparel
                                  Brands, Inc.)
                                Anniston Sportswear Corporation
                                Biltwell Company, Inc.
                                Briar, Inc.
                                Consolidated Apparel Group, Inc.
                                C.M. Clothing, Inc.
                                C.M. Outlet Corp.
                                Chicago Trouser Company, Ltd.
                                Country Miss, Inc.
                                Country Suburbans, Inc.
                                Direct Route Marketing Corporation
                                E-Town Sportswear Corporation
                                Fairwood-Wells, Inc.
                                Gleneagles, Inc.
                                Handmacher Fashions Factory Outlet, Inc.
                                Handmacher-Vogel, Inc.
                                Hartmarx International, Inc.
                                Hart Schaffner & Marx
                                Hart Services, Inc.
                                Thos. Heath Clothes, Inc.
                                TAG Licensing, Inc.
                                Hickey-Freeman Co., Inc.
                                Higgins, Frank & Hill, Inc.
                                Hoosier Factories, Incorporated
                                HSM University, Inc.
                                Intercontinental Apparel, Inc.
                                International Women's Apparel, Inc.
                                Jaymar-Ruby, Inc.
                                JRSS, Inc.
                                Kuppenheimer Men's Clothiers
                                Dadeville, Inc.
                                Men's Quality Brands, Inc.
                                National Clothing Company, Inc.
                                106 Real Estate Corp.
                                Plaid Clothing Company, Inc.
                                Rector Sportswear Corporation
                                Robert's International Corporation
                                SALHOLD, Inc.
                                Seaford Clothing Co.
                                Society Brand, Ltd.
                                Robert Surrey, Inc.
                                Tailored Trend, Inc.
                                Thorngate Uniforms, Inc.
                                Trade Finance International Limited
                                Universal Design Group, Ltd.
                                M. Wile & Company, Inc.
                                Winchester Clothing Company
                                Yorke Shirt Corporation


                                By: /s/ Glenn R. Morgan
                                   --------------------------------------------
                                      Glenn R. Morgan
                                      Vice President of each of the foregoing



                                  LENDERS:

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  individually, as Managing Agent and as
                                  Collateral Agent


                                  By: /s/ Michael J. McKay
                                     ------------------------------------------
                                     Name:  Michael J. McKay
                                     Title: Its Duly Authorized Signatory



                                  THE BANK OF NEW YORK,
                                  individually, as Co-Agent and as Issuing
                                  Lender for the Letters of Credit


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                  BANK OF AMERICA, N.A.,
                                  individually and as Co-Agent


                                  By: /s/ Jim Gurgone
                                     ------------------------------------------
                                     Name:  Jim Gurgone
                                     Title:



                                  MANUFACTURERS AND TRADERS TRUST COMPANY


                                  By: /s/ Christopher Kania
                                     ------------------------------------------
                                     Name:  Christopher Kania
                                     Title: Vice President


                                  HARRIS TRUST AND SAVINGS BANK


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:


                                  THE NORTHERN TRUST COMPANY


                                  By: /s/ Olga Georgieve
                                     ------------------------------------------
                                  Name:  Olga Georgieve
                                  Title: